EXHIBIT 5
                                                                       ---------


                           WEIL, GOTSHAL & MANGES LLP
                                767 Fifth Avenue
                               New York, NY 10153
                                 (212) 310-8000
                              Fax: (212) 310-8007






                                  May 17, 2007






SEACOR Holdings Inc.
2200 Eller Drive
P.O. Box 13038
Fort Lauderdale, Florida 33316


Ladies and Gentlemen:

            We have acted as counsel to SEACOR Holdings Inc., a Delaware corporation (the "Company"), in connection with the filing of the Registration Statement on Form S-8 (the "Registration Statement") by the Company with the Securities and Exchange Commission regarding the registration of 1,000,000 shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), issuable under the SEACOR Holdings Inc. 2007 Share Incentive Plan (the "Plan").

            In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Plan, the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. We have also assumed the valid existence of the Company.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Common Stock reserved for issuance under the Plan will be, when issued and delivered upon receipt by the Company of consideration constituting lawful consideration under Delaware law in accordance with the Plan, validly issued, fully paid and non-assessable, and the Plan has been duly authorized by all necessary corporate action on the part of the Company.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to any and all references to our firm in the Registration Statement.

                                    Very truly yours,

                                /s/  Weil, Gotshal & Manges LLP